Exhibit 4.2

NANOGEN, INC.

as Issuer

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 27, 2007

6.25% Senior Convertible Notes Due 2010

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- ii -

- iii -

Section 14.14. Ratification of Initial Indenture	61
Section 14.15. Statements of Company	61

EXHIBITS:

Exhibit A	Form of Security

Exhibit B	Form of Trustee Certificate of Authentication

Exhibit C	Form of Event of Default Redemption Notice

Exhibit D	Form of Holder Change of Control Redemption Notice

Exhibit E	Form of Conversion Notice

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FIRST SUPPLEMENTAL INDENTURE, dated as of August 27, 2007, ("First Supplemental Indenture") between Nanogen, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the "Company"), having its principal office at 10398 Pacific Center Court, San Diego, California 92121, and The Bank of New York Trust Company, N.A., a national banking association, as Trustee (in such capacity, the "Trustee").

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered that certain Indenture, dated as of August 27, 2007 (the "Initial Indenture") to provide for the issuance from time to time of securities as provided in the Initial Indenture.

The Company and Trustee are entering into this First Supplemental Indenture (this "First Supplemental Indenture" and the Initial Indenture as supplemented by this First Supplemental Indenture, the "Indenture"), to provide for the issuance of the Company's 6.25% Senior Convertible Notes Due 2010 (each a "Security" and collectively, the "Securities"). The Securities are the first series of securities to be authorized under the Initial Indenture.

Section 10.01 of the Initial Indenture permits the Company and the Trustee to enter into an indenture or indentures supplemental to the Initial Indenture for the purpose of establishing the form and terms of any series of Securities and to add to, change, amend, restate, replace or eliminate any of the provisions of the Initial Indenture or add new provisions to the Initial Indenture in respect of one or more series of Securities, provided that any such addition, change, or elimination (i) will neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) will become effective only when there is no such Security Outstanding.

There are currently no Securities outstanding under the Initial Indenture or this First Supplemental Indenture. The Company desires to issue a series of convertible debt securities under the Initial Indenture, and has duly authorized the execution and delivery of this First Supplemental Indenture and requests that the Trustee execute this First Supplemental Indenture pursuant to Section 10.01. to provide for the terms of such series of securities and to modify the Initial Indenture to provide certain additional provisions in respect thereof as hereinafter described.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Initial Indenture;

(b) to the extent a capitalized term is defined both in this First Supplemental Indenture and the Initial Indenture the definition in this First Supplemental Indenture shall apply herein;

(c) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(d) all other terms used herein and not otherwise defined that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(f) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

"Applicable Law" means as to any Person: (i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, and/or similar rulings, in each instance ((i) and (ii)) of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

"Applicable Price" has the meaning specified in Section 13.09(a).

"Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

"Authorized Share Allocation" has the meaning specified in Section 10.15(a).

"Authorized Share Failure" has the meaning specified in Section 10.15(b).

"Average Share Volume" means on any date of determination the arithmetic average of the daily trading volume as reported by Bloomberg for the twenty (20) Trading Days immediately preceding such date of determination.

"Bankruptcy Law" has the meaning specified in Section 5.01(a)(vi).

"Bloomberg" means Bloomberg Financial Markets, or any successor thereto.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, or executive order or governmental decree to be closed.

"Buy-In Price" has the meaning specified in Section 13.03.

"Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, in respect of partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

"Cash Interest" has the meaning specified in Section 12.01(b).

"Change of Control" means any Fundamental Transaction other than (i) a Fundamental Transaction in which holders of the Company's voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

"Change of Control Notice" has the meaning specified in Section 11.03(a).

"Change of Control Redemption" means a Holder Change of Control Redemption or Company Change of Control Redemption, as applicable.

"Change of Control Redemption Date" means a Holder Change of Control Redemption Date or Company Change of Control Redemption Date, as applicable

"Change of Control Redemption Notice" means a Holder Change of Control Redemption Notice or Company Change of Control Redemption Notice, as applicable.

"Change of Control Redemption Period" means, the period beginning upon receipt of the Change of Control Notice and ending on the consummation of such Change of Control or, in the event a Change of Control Notice is not delivered at least 10 days prior to a Change of Control, at any time, on or after the date which is 10 days prior to a Change of Control and ending 10 days after the consummation of such Change of Control.

"Change of Control Redemption Price" means the price equal to the sum of (i) accrued and unpaid Late Charges, (ii) accrued and unpaid Interest and (iii) the greater of (a) the product of (x) the Conversion Amount (which solely for purposes of this definition does not include accrued and unpaid Interest or Late Charges) being redeemed, and (y) the quotient determined by dividing (1) the greater of the Closing Sale Price of the Common Stock immediately prior to the consummation of the Change of Control, the Closing Sale Price immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of the Common Stock immediately prior to the public announcement of such proposed Change of Control by (2) the Conversion Price, or (b) (x) 120% of the Conversion Amount (which solely for purposes of this definition does not include accrued and unpaid Interest or Late Charges) being redeemed or (y) 140% of the Conversion Amount (which solely for purposes of this definition does not include accrued and unpaid Interest or Late Charges) being redeemed in the case of a Company Change of Control Redemption with respect to a Public Acquirer Change of Control; provided, however, that in the event that any Unconverted Amount is being redeemed pursuant to Sections 11.03 and 11.04, with respect to any such Unconverted Amount, clause (b)(x) or (b)(y) of the foregoing shall be calculated as 100% of such amount. The Change of Control Redemption Price shall be determined by the Company, provided, that such determination shall be subject to dispute as provided in Section 14.12 hereof.

"Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders.

"Common Stock" means the shares of common stock, par value $0.001 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the common stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

"Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

"Company Change of Control Redemption" has the meaning specified in Section 11.04.

"Company Change of Control Redemption Date" has the meaning specified in Section 11.04.

"Company Change of Control Redemption Notice" has the meaning specified in Section 11.04.

"Conversion Agent" means the Trustee or such other office or agency designated by the Company with notice provided to each Holder where Securities may be presented for conversion.

"Conversion Allocation Percentage" has the meaning specified in Section 13.05(e).

"Conversion Amount" has the meaning specified in Section 13.01(b)(i).

"Conversion Date" has the meaning specified in Section 13.02(a).

"Conversion Failure" has the meaning specified in Section 13.03.

"Conversion Floor Price" has the meaning specified in Section 13.09(a)(vi).

"Conversion Limitation" has the meaning specified in Section 13.04(a).

"Conversion Notice" has the meaning specified in Section 13.02(a).

"Conversion Price" has the meaning specified in Section 13.01(b)(ii).

"Conversion Rate" has the meaning specified in Section 13.01(b).

"Conversion Shares" means the shares of Common Stock into which the Securities are convertible.

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

"Corporate Event" has the meaning specified in Section 13.14.

"Corporate Trust Office" means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Administration, or such other address as the Trustee may designate form time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company)."Custodian" has the meaning specified in Section 5.01(a)(vi).

"Default" means an Event of Default or any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

"Dilutive Issuance" has the meaning specified in Section 13.09(a).

"Draw Down Amount" has the meaning specified in Section 5.15.

"DTC" has the meaning specified in Section 12.01(c).

"Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Capital Market.

"Epoch Biosciences" means Epoch Biosciences, Inc., a Delaware corporation and a Subsidiary of the Company.

"Equity Conditions" means each of the following conditions: (i) on each day during the period beginning sixty (60) days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), all shares of Common Stock issuable upon conversion of the Securities and exercise of the Warrants and as Interest Shares shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws, other than any restrictions on sale imposed on any Holder by virtue of such Holder being an affiliate of the Company; (ii) during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Securities and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 13.02 hereof and Section 2(a) of the Warrants; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 13.04 hereof and the rules or regulations of the Principal Market or any other applicable Eligible Market; provided, however, that in the event that such shares of Common Stock cannot be issued in full, the Company shall be permitted to issue to the Holders the maximum amount of shares of Common Stock without causing any such violation; (v) during the six (6) month period ending on and including the date immediately preceding the applicable date of determination, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, or (B) an Event of Default, unless waived or cured by an applicable Holder, or (C) a Default, unless waived or cured by each Holder; (vii) the Company shall have no knowledge of any fact that would cause any shares of Common Stock issuable upon conversion of the Securities or as Interest Shares and shares of Common Stock issuable upon exercise of the Warrants not to be eligible for sale without restriction without the need for registration under any applicable federal or state securities laws, other than any restrictions on sale imposed on a Holder by virtue of such Holder being an affiliate of the Company; and (viii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

"Equity Conditions Failure" means that (i) on any day during the period commencing ten (10) Trading Days prior to the applicable Interest Notice Date through the applicable Interest Date, or (ii) on any day during the period commencing ten (10) Trading Days prior to the applicable Mandatory Conversion Notice Date through the applicable Mandatory Conversion Date, the Equity Conditions have not been satisfied (or waived in writing by each Holder).

"Event of Default" has the meaning specified in Section 5.01(a).

"Event of Default Notice" has the meaning specified in Section 11.02(a).

"Event of Default Redemption Date" means the date the Event of Default Redemption Price is required to be paid pursuant to Section 11.13 hereof.

"Event of Default Redemption Notice" has the meaning specified in Section 11.02(b)(i).

"Event of Default Redemption Price" has the meaning specified in Section 11.02(a).

"Exchange Cap" has the meaning specified in Section 13.04(b).

"Exchange Cap Allocation" has the meaning specified in Section 13.04(b).

"Excluded Securities" means any Capital Stock issued or issuable: (i) (x) in connection with any Approved Stock Plan to the extent such Capital Stock would not result in a Dilutive Issuance or (y) in connection with any Approved Stock Plan, which Capital Stock would result in a Dilutive Issuance, provided, that such Capital Stock does not exceed 3% of the shares of Common Stock in the aggregate outstanding; (ii) upon conversion of the Securities or the exercise of the Warrants; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $25,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (iv) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date to increase the shares issuable thereunder or reduce the price per share payable thereunder; and (v) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm's-length basis, the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital.

"Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (i) pursuant to that certain General Conditions for Future Factoring Operations, dated December 12, 2006, executed by Nanogen Advanced in favor of GE Capital Finance S.p.A, not to exceed Four Million Euros (€4,000,000) at any one time outstanding, (ii) at any time prior to December 31, 2011, pursuant to that certain Royalty Interest Assignment Agreement entered into between the Company, Epoch Biosciences and Drug Royalty Trust 9, dated as of September 29, 2006, pursuant to which Epoch Biosciences sold certain of its rights to receive royalty payments and related reports under the Second Amended and Restated Collaboration, License and Supply Agreement, dated as of August 17, 2000, as amended by the First Side Agreement dated October 31, 2001, the Amendment No. 1 to the Second Amended and Restated Collaboration, License and Supply Agreement dated July 26, 2002 and Amendment No. 2 to the Second Amended and Restated Collaboration, License and Supply Agreement dated as of December 31, 2005, with Applera Corporation, and (iii) Indebtedness pursuant to those certain non recourse sales of receivables by Nanogen Advanced sponsored by regional governments in Italy in an aggregate principal amount not to exceed One Million Euros (€1,000,000) at any one time outstanding.

"Fiscal Quarter" means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company's fiscal year that ends on December 31, or such other fiscal quarter adopted by the Company for financial reporting purposes in accordance with GAAP.

"Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock or such voting securities of such other surviving Person immediately following such transaction, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any "person" or "group" is or shall become the "beneficial owner", directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

For purposes of the definition of Fundamental Transaction: (i) "person" or "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any

successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision); (ii) a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture; and (iii) "beneficially owned" and "beneficially own" have meanings correlative to that of beneficial owner.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Holder" or "Securityholder" means a Person in whose name a Security is registered in the Security Register.

"Holder Change of Control Redemption" has the meaning specified in Section 11.03(a).

"Holder Change of Control Redemption Date" has the meaning specified in Section 11.03(b)(iii).

"Holder Change of Control Redemption Notice" has the meaning specified in Section 11.03(a).

"Holder Pro Rata Amount" with respect to any Holder means a fraction (i) the numerator of which is the Principal Amount of such Holder's Securities on the Original Issue Date and (ii) the denominator of which is the aggregate Principal Amount of all Securities issued to the Initial Purchasers pursuant to the Securities Purchase Agreement on the Original Issue Date.

"Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables, expense accruals and deferred compensation arrangements entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness provided that, any obligations for which recourse is limited to an identified asset or assets of such Person shall be equal to the lesser of (x) the amount of such Indebtedness or (y) the fair market value of such asset or assets, (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above to the extent secured by (or to the extent that the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

"Indenture" has the meaning ascribed to such term in the Recitals and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

"Initial Purchasers" means Portside Growth and Opportunity Fund, Capital Ventures International, LLC, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, ena, Enable Growth Partners LP, Fort Mason Master, LP, Fort Mason Partner, LP, Highbridge International LLC and Castlerigg Master Investments Ltd..

"Interest" means, when used with reference to the Securities, any interest payable under the terms of the Securities, including Late Charges and contingent interest, if any.

"Interest Conversion Price" means, with respect to any Interest Date that price which shall be the lower of (i) the applicable Conversion Price and (ii) the price computed as ninety percent (90%) of the arithmetic average of the Weighted Average Price for the Common Stock for the Interest Measuring Period. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during the applicable Interest Measuring Period.

"Interest Date" means each of the last day of each Calendar Quarter during the period beginning on the Issuance Date and ending on, and including, the Stated Maturity, commencing September 30, 2007.

"Interest Election Notice" has the meaning specified in Section 12.01(b).

"Interest Measuring Period" means the five (5) Trading Days ending on the Trading Day immediately preceding the Interest Date.

"Interest Notice Date" has the meaning specified in Section 12.01(b).

"Interest Rate" means the rate of 6.25% per annum, subject to adjustment as provided in Section 12.01(d).

"Interest Shares" has the meaning specified in Section 12.01(b).

"Irrevocable Transfer Agent Instructions" has the meaning ascribed to such term in the Securities Purchase Agreement.

"Issuance Date" means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

"Late Charge" has the meaning specified in Section 10.01(c).

"Letter of Credit" has the meaning ascribed to such term in the Securities Purchase Agreement.

"Letter of Credit Allocation" has the meaning ascribed to such term in the Securities Purchase Agreement.

"Letter of Credit Bank" has the meaning ascribed to such term in the Securities Purchase Agreement.

"LC Agent" has the meaning ascribed to such term in the Securities Purchase Agreement.

"Liens" has the meaning ascribed to such term in Section 10.11.

"Mandatory Conversion" has the meaning specified in Section 13.05(a).

"Mandatory Conversion Date" has the meaning specified in Section 13.05(a).

"Mandatory Conversion Eligibility Date" has the meaning specified in Section 13.05(a).

"Mandatory Conversion Measuring Period" has the meaning specified in Section 13.05(a).

"Mandatory Conversion Notice" has the meaning specified in Section 13.05(a).

"Mandatory Conversion Notice Date" has the meaning specified in Section 13.05(a).

"Maturity," when used in respect of any Security, means the date on which the Principal Amount, the Event of Default Redemption Price or the Change of Control Redemption Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, on an Event of Default Redemption Date or a Change of Control Redemption Date, as applicable, or by declaration of acceleration or otherwise.

"Nanogen Advanced" means Nanogen Advanced Diagnostics, S.r.L., a company organized under the laws of Italy and a Subsidiary of the Company.

"New Securities Issuance Price" has the meaning specified in Section 13.09(a).

"Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

"Original Issue Date" means August 27, 2007.

"Outstanding" when used in respect of Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and (iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture; provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act in respect of such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

"Paying Agent" means any Person (including the Company) authorized by the Company to pay the Principal Amount of, Interest and Late Charges on the Securities to the Holders, including any Event of Default Redemption Price or Change of Control Redemption Price, on behalf of the Company. The Company hereby appoints the Trustee to be the Paying Agent and the Company shall provide written notice to each of the Holders of any change in the Paying Agent hereafter.

"Permitted Indebtedness" means (i) Existing Indebtedness; (ii) other Indebtedness approved in writing by the Required Holders; (iii) Permitted Subordinated Indebtedness; (iv) the Securities pursuant to this Indenture and other Transaction Documents; (v) Indebtedness to finance the purchase price of personal property, provided that such Indebtedness does not exceed the lesser of the cost or fair market value of such property financed with such Indebtedness and does not exceed $1,250,000 in the aggregate outstanding at any time; (vi) Indebtedness of the Company to any Subsidiary of the Company and Indebtedness of any Subsidiary of the Company to the Company or any other such Subsidiary; (vii) Indebtedness in respect of taxes and other governmental charges incurred in the ordinary course of business and which are not due or are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided for in accordance with GAAP; (viii) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business; (ix) Indebtedness in respect of hedging arrangements entered in the ordinary course of business designed to manage interest rates or interest rate risk or to protect against fluctuations in currency exchange rates, and not for purposes of speculations; (x) letters of credit, and reimbursement obligations in respect thereof, in support of trade debt or statutory obligations and lease or similar obligations incurred in the ordinary course of business and the Letter of Credit and reimbursement obligations in respect thereof; (xi) Indebtedness incurred in the ordinary course of business of the Company and its Subsidiaries, in respect of performance bonds, bid bonds, appeal bonds, completion bonds, surety bonds, completion guarantees and similar obligations; (xii) Indebtedness of a Person that becomes a Subsidiary, which Indebtedness existed at the time such Person became a Subsidiary and was not incurred in contemplation of such Person becoming a Subsidiary; and (xiii) extensions, refinancing and renewals of Existing Indebtedness, provided that (a) any such refinancing Existing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Existing Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (b) such refinancing of Existing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Existing Indebtedness being renewed or refinanced, and (c) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Holders than those contained in the Existing Indebtedness being renewed or refinanced.

"Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(vii), and (viii) Liens securing Existing Indebtedness and reimbursement obligations in respect of Permitted Indebtedness described in subparagraphs (x) and (xi) of the Permitted Indebtedness definition.

"Permitted Subordinated Indebtedness" means unsecured Indebtedness incurred by the Company or any of its Subsidiaries that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Securities, as reflected in a written agreement reasonably acceptable to the Required Holders (as evidenced by the written consent of such Required Holders (such consent not to be unreasonably withheld, conditioned or delayed), and which Indebtedness does not provide at any time for (i) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Stated Maturity or later and (ii) total interest and fees at a rate in excess of the interest rate hereunder.

"Physical Securities" means permanent certificated Securities in registered form issued in denomination of $1,000 Principal Amount and integral multiples thereof.

"Present Value of Interest" means the amount of any interest that, but for (i) the Holder's exercise of its conversion right pursuant to Section 13.01, (ii) the Company's exercise of a Mandatory Conversion pursuant to Section 13.05, (iii) a Holder Change of Control Redemption pursuant to Section 11.03, or (iv) a Company Change of Control Redemption pursuant to Section 11.04, as applicable, would have accrued under the Securities at the Interest Rate for the period from the applicable Conversion Date or Redemption Date, as the case may be, through the Stated Maturity discounted to the present value of such interest using a discount rate equal to 6.25%.

"Principal Amount" of a Security means the principal amount as set forth on the face of the Security, as may be reduced by any conversions, redemptions or otherwise pursuant hereto.

"Principal Market" means The NASDAQ Global Market.

"Pro Rata Conversion Amount" has the meaning specified in Section 13.05(e).

"Public Acquirer Change of Control" means a Change of Control in which the acquirer or the parent of such acquirer (the "Public Acquirer") has a class of common stock traded on an Eligible Market which will be so traded when issued or exchanged in connection with such Change of Control.

"Record Date" for the interest payable on any Interest Date means a date no more than fifteen (15) Trading Days prior to such Interest Date.

"Redemption Date" means any Event of Default Redemption Date or Change of Control Redemption Date.

"Redemption Notices" means, collectively, the Event of Default Redemption Notices and the Change of Control Redemption Notices, each of the foregoing, individually, a Redemption Notice.

"Redemption Premium" means (i) in the case of the Events of Default described in Section 5.01(a)(i)—(v) and (viii)—(x), 120% or (ii) in the case of the Events of Default described in Section 5.01(a)(vi)—(vii), 100%.

"Redemption Prices" means, collectively, the Event of Default Redemption Price and the Change of Control Redemption Price, and each of the foregoing, individually, a "Redemption Price".

"Required Holders" means the Holders representing a majority of the aggregate Principal Amount of the Securities then Outstanding.

"Register" has the meaning specified in Section 3.07.

"Required Reserve Amount" has the meaning specified in Section 10.15(a).

"Required Stockholder Approval" has the meaning specified in Section 13.09(a)(vi).

"Responsible Officer" shall mean when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

"Rule 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

"Rule 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

"Rule 144A Information" has the meaning specified in the Section 10.07(b).

"Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of August 24, 2007, entered into by and among the Company and the Initial Purchasers in connection with the sale of the Securities.

"Share Delivery Date" has the meaning specified in Section 13.02(b).

"Shelf Registration Statement" has the meaning ascribed to such term in the Securities Purchase Agreement.

"Stated Maturity," has the meaning ascribed to such term in Section 10.01(a).

"Subscription Date" means August 24, 2007.

"Successor Entity" has the meaning specified in Section 8.01.

"Termination of Trading" means that the Common Stock or other securities into which the Securities are convertible are not listed for trading on an Eligible Market.

"Trading Day" means (a) if the applicable security is listed or admitted for trading on an Eligible Market, a day on such Eligible Market is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

"Transaction Documents" means the Securities Purchase Agreement, the Securities, the Warrants, the Letter of Credit, this Indenture, the Warrant Agreement, if any, the Irrevocable Transfer Agent Instructions and any other certificate, instrument or document executed and delivered pursuant hereby or thereby.

"Unconverted Amount" has the meaning specified in Section 13.05(b).

"United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

"Valuation Event" has the meaning specified in the Section 13.09(a)(iv).

"Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

"Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefore or replacement thereof.

"Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the principal market or exchange on which such security is traded during the period beginning at 9:30:01 a.m., New York City time (or such other time as such principal market or exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such principal market or exchange publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period. For the avoidance of doubt in no event shall the Trustee or Conversion Agent have any responsibility to either obtain or monitor such prices.

Section 1.02. Notice in Connection with Redemption Notice.

(a) Notwithstanding anything herein, in connection with any Redemption Notice required to be given by any Holder under this Indenture, each Holder shall provide such notice to the Company, with a copy to the Trustee and shall be sufficiently given if in writing and mailed, first-class postage prepaid, by overnight courier or by facsimile, with confirmation of transmission, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

(b) Upon receipt by the Company of any Redemption Notice by any Holder, the Company shall provide prompt notice to all other Holders of the receipt of such Redemption Notice.

Section 1.03. Legal Holidays. In any case where any Interest Date, Stated Maturity, Redemption Date or Conversion Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payments or conversion otherwise required to be made on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Date, at the Stated Maturity or on the Redemption Date; provided, that no interest shall accrue in respect of such payment for the period from and after such Interest Date, Stated Maturity or Redemption Date, as the case may be.

Section 1.04. Indenture and Securities Solely Corporate Obligations. No recourse for payment of principle or premium, if any, or interest on any Security or any claim based on any Security or in respect thereof, and no recourse under or upon any obligation or covenant or agreement of the Company in the Indenture or any supplemental indenture or in any security, or by virtue of the creation of any indebtedness represented thereby shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary of the Company either directly or through the Company or a successor corporation; it being expressly understood that all such liability is herby expressly waived and released as a condition of and as consideration of the execution of this Supplemental Indenture and issuance of the securities.

Section 1.05. Initial Indenture. Sections 2.05(g), 2.09(b), 10.02, and Articles III, IV, V, VI, VIII, XI, XII, XIII and Article XIV (other than Sections 14.01, 14.02, 14.03, 14.05, 14.06, and 14.08 to 14.14 inclusive) of the Initial Indenture shall not be applicable to the Securities and such provisions are superceded by the terms of this First Supplemental Indenture. In the event of any conflict between the terms of the Initial Indenture and the terms of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall prevail with respect to the Securities.

ARTICLE II

Security Forms

Section 2.01. Forms Generally. The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

Section 2.02. Form of Security. Each Security shall be prepared by the Company substantially in the form of Exhibit A attached hereto. Upon issuance there shall be notated on each Security by the Company the portion of the Conversion Allocation Percentage, Authorized Share Allocation and Exchange Cap Allocation attributable to such Security upon issuance. Upon transfer Securities shall be surrendered and there shall be annotated by the Company on any replacement Security issued in respect thereof pursuant to this Indenture the original Conversion Allocation Percentage, Authorized Share Allocation and Exchange Cap Allocation attributable to such replacement Security.

Section 2.03. Form of Trustee's Certificate of Authentication. No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form of Exhibit B attached hereto.

Section 2.04. No Legend on Securities. No Security shall be "restricted" by any legends.

Section 2.05. Replacement Securities. In the event any Security is mutilated, destroyed, lost or stolen, a replacement Security shall be issued in exchange for any such Security in accordance with Section 2.07 of the Initial Indenture.

ARTICLE III

The Securities

Section 3.01. Title and Terms. The Securities shall be known and designated as the "6.25% Senior Convertible Notes Due 2010" of the Company. The Principal Amount shall be payable at the Stated Maturity, or on a Redemption Date as provided for under this Indenture.

The aggregate Principal Amount of Securities that may be authenticated and delivered under this First Supplemental Indenture is initially limited to $20,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.03, 3.04, 3.05 or 11.08 of this First Supplemental Indenture or Section 10.06 of the Initial Indenture. Other than as set forth in the preceding sentence, the Company shall not issue any Securities under this Indenture.

The Principal Amount and accrued Interest on the Securities shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

The Securities shall not have the benefit of a sinking fund.

Section 3.02. Issuance of Securities; Denominations. The Securities shall be issuable only in registered form without coupons. The Securities issued upon any exchange, transfer, replacement, redemption or conversion of Securities shall be issuable in denominations of $1,000 and any integral multiple of $1,000 above that amount; provided that any Security in a denomination that is not an integral multiple of $1,000 or is in a denomination less than $1,000 may be exchanged, transferred, replaced, redeemed or converted in whole.

Section 3.03. Execution, Authentication, Delivery. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Section 3.04. Temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.

Section 3.05. Registration; Registration of Transfer and Exchange; Restrictions on Transfer. The Company shall not be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion in full or (ii) as to which a Change of Control Redemption Notice has been delivered and not withdrawn, except, where such Change of Control Redemption Notice provides that such Security is to be purchased only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be purchased.

The Company shall inform the Trustee in writing of the effective date of any Shelf Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Shelf Registration Statement.

Section 3.06. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the Principal Amount of and Interest, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.07. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article XIII hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.07. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law in respect of any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Notwithstanding anything herein to the contrary, the Security Registrar shall, on behalf of and acting solely for this purpose as the non-fiduciary agent of the Issuer, maintain a register on which it records the names and addresses of the Holders and the principal amount held by such Holders (the "Register"). The Register shall be available for inspection by the Issuer at any reasonable time and from time to time upon reasonable prior notice. Each Physical Security may be transferred in whole or in part only by registration of such transfer on the Register.

ARTICLE IV

Satisfaction And Discharge

Section 4.01. Satisfaction and Discharge of Indenture. This First Supplemental Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.06 of the Initial Indenture and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Principal Amount and Interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

Remedies

Section 5.01. Events of Default. (a) "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the suspension from trading (other than closing of the Principal Market generally) or failure of the Common Stock to be listed on an Eligible Market for a period of ten (10) consecutive Trading Days or for more than an aggregate of twenty (20) Trading Days in any 365-day period;

(ii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder of the Securities, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Securities into shares of Common Stock that is tendered in accordance with the provisions of the Securities;

(iii) at any time following the tenth (10th) consecutive Business Day that any Holder's Authorized Share Allocation is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Conversion Amount of its Securities (without regard to any limitations on conversion set forth in Sections 13.04 or otherwise);

(iv) the Company's failure to pay to any Holder any cash amount of the Principal Amount (including, without limitation, any redemption payments), Interest due in cash or other amounts due in cash when and as due under the Securities or any other Transaction Document (as defined in the Securities Purchase Agreement), except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days after notice of such failure;

(v) the Company shall either (i) fail to pay, when due, or within any applicable grace period, any payment in respect of any Indebtedness in excess of $250,000, individually or in the aggregate, due to any third party, other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or otherwise be in breach or violation of any agreement for monies owed or owing in respect of any Indebtedness in an amount in excess of $250,000, individually or in the aggregate, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company, which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects of financial condition of the Company or any of its Subsidiaries, individually or in the aggregate;

(vi) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors generally (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official for substantially all of its assets (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries for substantially all of its assets, or (C) orders the liquidation of the Company or any of its Subsidiaries;

(viii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above;

(ix) the Company breaches any covenant or other term or condition or any material representation or warranty of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days; or

(x) any breach or failure in any respect to comply with Sections 10.09 through (and including) 10.15 hereof.

(b) Event of Default Redemption Right. Upon the occurrence of an Event of Default, each Holder shall have an optional right of redemption of its Securities pursuant to Section 11.02.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing, then and in every such case each Holder of a Security may declare its Principal Amount plus accrued and unpaid Interest in respect of the Securities held by such Holder to be due and payable immediately, by a notice in writing to the Company and to the Trustee pursuant to Section 11.02, and upon any such declaration such Principal Amount plus accrued and unpaid Interest, shall become immediately due and payable.

(b) At any time after delivery of an Event of Default Redemption Notice by any Holder and before a judgment or decree for payment of the money due has been obtained by such Holder or the Trustee as hereinafter in this Article V provided, such Holder, by written notice to the Company and the Trustee, may rescind and annul such Event of Default Redemption Notice and its consequences if such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction. The Company shall, in accordance with Section 9.06 of the Initial Indenture, reimburse the Trustee for all sums paid or advanced by the Trustee hereunder in respect of such Event of Default Redemption Notice and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel in respect thereof and any other amounts due to the Trustee under Section 9.06 of the Initial Indenture in respect of such Event of Default Redemption Notice.

No such rescission shall affect any other Holder or subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee; Enforcement of Rights. The Company covenants that if a default is made in the payment of the Principal Amount plus accrued and unpaid Interest, if any, at the Maturity thereof or in the payment of any Redemption Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid Interest, on the Outstanding Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 9.06 of the Initial Indenture.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Trustee shall be entitled to participate as a member of any official committee of creditors of the Company as it deems necessary or advisable.

Section 5.05. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 9.06 of the Initial Indenture;

SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, any Redemption Price or Interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

THIRD: To the Company.

Section 5.06. Limitation on Suits. Other than as specified in Section 5.07, no Holder shall have any right to institute any proceeding, judicial or otherwise, in respect of this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless, but in any such event subject to Sections 5.11 and 5.12:

(a) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee in its own name as Trustee hereunder, and such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

(c) the Trustee for 15 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding;

(d) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 15-day period by the Required Holders; and

(e) it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, any Redemption Price or Interest, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, as applicable, and to convert the Securities in accordance with Article XIII, or to redeem pursuant to Article XI, or to bring suit (which right is unconditional notwithstanding any other provision of the Indenture, including Section 5.06 hereof) for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 5.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.09. Rights and Remedies Cumulative. Except as otherwise provided in respect of the replacement or payment of mutilated, destroyed, lost or stolen Securities, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.11. Control by Holders. Only the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) no direction, in the opinion of the Trustee, inconsistent with such directions has been given to the Trustee by the Required Holders;

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(d) the Trustee may refuse to follow any direction that may involve the Trustee in personal liability for which the Trustee would not otherwise be entitled to indemnification pursuant to the terms of this Indenture.

Section 5.12. Waiver of Past Defaults. No Holder may on behalf of any other Holder of Securities waive any past Default hereunder and its consequences.

Upon any such waiver with respect to such Holder waiving any past Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney's fees, and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount and Interest, on any Security on or after Maturity of such Security, the Event of Default Redemption Price or the Change of Control Redemption Price. This Section 5.13 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded form this Indenture, as permitted by the Trust Indenture Act.

Section 5.14. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or any Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Letter of Credit. If at any time the LC Agent has drawn down on the Letter of Credit for the benefit of any Holder pursuant to the terms of the Securities Purchase Agreement and the LC Agent has received the amount drawn down from the Letter of Credit Bank (the "Draw Down Amount"), then on the 2nd Business Day following the receipt of such amount, such amount will be applied to reduce the Redemption Amount or the Principal Amount, as applicable, in an amount equal to the applicable Holder's pro rata portion of the Draw Down Amount based on such Holder's Letter of Credit Allocation. The Company shall provide the Trustee prompt notice of any draw down of the Letter of Credit, with a copy to each Holder.

ARTICLE VI

The Trustee

Section 6.01. Article IX of Initial Indenture. In acting under and by virtue of this First Supplemental Indenture, the Trustee shall be entitled to all of the protections and immunities provided to it in the Initial Indenture, all of which provisions are incorporated by reference herein mutatis mutandis, provided, however, that if such protection or immunity is expressly modified hereunder, then such modification hereunder shall control. For the avoidance of doubt, it is intended that no provision in Article IX of the Initial Indenture is to be modified by this First Supplemental Indenture, and all such provisions shall apply to the Trustee with respect to the Securities.

Section 6.02. Notice of Defaults. If a Default or Event of Default occurs and is continuing, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 30 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default in payment on any Security (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

ARTICLE VII

[Reserved]

ARTICLE VIII

Rights Upon Fundamental Transaction and Change of Control

Section 8.01. Reaffirmation. If the Company enters into or is a party to a Fundamental Transaction the surviving entity of such Fundamental Transaction (the "Successor Entity"), shall deliver to each of the Holders, with a copy to the Trustee, (a) an affirmation that this Indenture and the Securities shall be a continuing obligation of the Successor Entity, and a reaffirmation of Successor Entity's obligations under the Transaction Documents following such Fundamental Transaction and (b) a confirmation that there shall be issuable upon conversion of the Securities at any time after the consummation of the Fundamental Transaction, (i) Common Stock or such other shares of publicly traded common stock (or their equivalent) of the Successor Entity or (ii) if the Successor Entity is not a publicly traded entity following such Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Securities prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holders would have been entitled to receive upon the happening of such Fundamental Transaction had the Securities been converted immediately prior to such Fundamental Transaction, in each case as adjusted in accordance with the provisions of this Indenture. The provisions of this Section 8.01 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Securities. In accordance with Article IX such Successor Entity shall, where appropriate, enter into a supplemental indenture to evidence its succession to the Company and assumption of the obligations of the Company under this Indenture and shall deliver to the Trustee an Officer's Certificate or Opinion of Counsel to the effect that such Person is a Successor Entity.

Section 8.02. Change of Control Redemption Right. Each of the Holders and the Company shall have the redemption rights as described in Article XI hereof in connection with a Change of Control.

Section 8.03. Change of Control Redemptions. Redemptions required by this Article VIII (and as further set forth in Article XI hereof) shall have priority to payments to shareholders in connection with a Change of Control. Notwithstanding anything to the contrary in this Article VIII or Article XI, but subject to the Conversion Limitation, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Article VIII and Article XI may be converted, in whole or in part, by each Holder into, (i) in the event of any conversion occurring prior to the consummation of such Change of Control, shares of Common Stock pursuant to Article XIII and Article XI, or (ii) in the event of any conversion occurring following consummation of such Change of Control, (A) shares of Common Stock pursuant to Article XIII and Article XI if the Company's Common Stock is still outstanding after such Change of Control or (B) such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holders would have been entitled to receive upon the happening of such Change of Control had such Conversion Amount been converted into Common Stock immediately prior to such Change of Control.

ARTICLE IX

Supplemental Indentures

Section 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any of the Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amend the Securities, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(c) to provide for a successor Trustee in respect of the Securities; or

(d) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions in respect of matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (d) shall not adversely affect the interests of the Holders in any material respect; or

(e) to add any additional Events of Default for the benefit of the Holders; or

(f) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets; or

(g) to decrease the Conversion Price of the Securities; provided, however, that such decrease shall be in accordance with the terms of this Indenture and shall not adversely affect the interests of the Holders; or

(h) to supplement any provision of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities; provided that such change or modification does not adversely affect the interests of the Holders; or

(i) to make any change or modification necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not adversely affect the interests of the Holders; or

(j) to add or modify any other provision herein in respect of matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not reasonably be expected to adversely affect the interests of the Holders.

Section 9.02. Supplemental Indentures With Consent of Holders. With the consent of the Required Holders, by Act of said Required Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of each Holder of the Outstanding Securities affected thereby:

(a) reduce the rate of or extend the time for payment of Interest, if any, on the Security; or

(b) reduce the Principal Amount of, or extend the Stated Maturity of, any Security; or

(c) make any change that impairs or adversely affects the conversion rights of any Securities; or

(d) reduce any Redemption Price of any Security or amend or modify in any manner adverse to the Holders the Company's obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(e) modify the provisions in respect of the right of Holders to cause the Company to redeem Securities on the Redemption Date or to repurchase Securities upon a Change of Control in a manner adverse to Holders; or

(f) make any Interest or Principal Amount on a Security payable in money other than that stated in the Security or other than in accordance with the provisions of this Indenture; or

(g) impair the right of any Holder to receive payment of the Principal Amount of or Interest, on a Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or in respect of such Holder's Securities; or

(h) reduce the quorum or voting requirements under this Indenture; or

(i) change the ranking of the Securities in a manner adverse to the Holders; or

(j) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

(k) reduce the percentage in Principal Amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(l) modify any of the provisions of this Section 9.02 or Section 5.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(m) modify the provisions of the Indenture in a manner adverse to the Holders in any material respect; or

(n) modify the Conversion Limitation with respect to such Holder; or

(o) as otherwise provided in this Indenture.

It shall not be necessary for any Act of Required Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. Waivers; Revocation and Effect of Consents and Waivers. (a) Subject to Sections 5.07, 5.12 and 9.02, each Holder, as to itself and the Required Holders, as to all Holders, as applicable, may waive compliance by the Company with any provision in this Indenture or the Securities. Upon the granting of any such waiver, the Trustee shall provide notice to all other Holders thereof.

(b) A consent to an amendment, supplement or a waiver by a Holder, as to itself and the Required Holders, as to all Holders, as applicable, shall bind such Holder and every subsequent Holder of such Security or portion of such Security, even if notation of the consent or waiver is not made on such Security; provided that a Holder or the Required Holders as applicable, may revoke the consent or waiver given pursuant to 9.03(a) above if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective pursuant to this Article IX, it shall bind every Holder.

(c) No consideration shall be offered or paid to any Person to amend or consent to any amendment, supplement or waiver of, or relating to, any provision of this Indenture or the Securities unless the same consideration also is offered to all of the Holders.

ARTICLE X

Covenants

Section 10.01. Payments.

(a) On the date of the Stated Maturity, the Company shall pay to each Holder an amount in cash representing all outstanding Principal Amount and accrued and unpaid Interest (including any Late Charges). The initial maturity date shall be August 27, 2010, as may be extended at the option of each Holder (such date, the "Stated Maturity") in respect of the Securities owned by such Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing on the Stated Maturity (as may be extended pursuant to terms hereof) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default, (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice is delivered prior to the Stated Maturity, but subject to the rights of the Company in Section 11.04, and (iii) through August 27, 2012 in the event that the Company cannot effect a Mandatory Conversion of any Unconverted Amount due to any Conversion Limitation. The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture.

(b) Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the Principal Amount and Interest, including any Redemption Price, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(c) Any amount of Principal, Interest or other amounts due in cash under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

Section 10.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be a trust office of the Trustee located at c/o The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286, Attention Corporate Trust Administration- Nanogen Inc. The Company shall give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability in respect of such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent in respect of such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for two years after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 10.03 shall be held uninvested and without any liability for interest.

Section 10.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the Company there is a Default or Event of Default and, if so, specifying all such Defaults and the nature and status thereof.

The Company shall deliver to each of the Holders with a copy to the Trustee, as soon as possible and in any event within two (2) Business Days after the Company has actual knowledge of any Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take in respect thereof.

Section 10.05. Existence. Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.06. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to give effect to this Indenture.

Section 10.07. Reports and Delivery of Certain Information. (a) The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission (whether or not the Company actually makes the filing with the Commission). The Company also shall comply with Trust Indenture Act Section 314(a), whether or not the Securities are governed by the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates). At any time when the Company is not subject to Section 13 of 15(d) of the Exchange Act, the Company shall furnish to the Trustee (i) quarterly financial statements within 45 days after the end of each fiscal quarter that are substantially equivalent to those the Company would be required to file with the Commission in a Quarterly Report on Form 10-Q, (ii) annual financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the Commission in an Annual Report on Form 10-K, including a report thereon by the Company's certified independent accountants, and (iii) accompanying each of the financial statements required by (i) and (ii) above, information substantially equivalent to that required by Regulation S-K Item 303, "Management Discussion and Analysis of Financial Condition and Results of Operations;" provided, that in each case the delivery of materials to the Trustee by electronic means shall be deemed "furnished" to the Trustee for purposes of this Section 10.07; provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i), (ii) and (iii) above if it files such information with the Commission (if the Commission will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.

(b) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) and any reports required to be filed by them under the Exchange Act or the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of

Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) and Rule 144(c) under the Securities Act.

Section 10.08. Book-Entry System. Unless specified by the Company, the Securities shall not be held in book entry form.

Section 10.09. Rank. The Securities will constitute senior unsecured general obligations of the Company ranking equally with other senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly subordinated in right of payment to the Securities.

Section 10.10. Incurrence of Indebtedness. So long as any Security is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness other than (a) the Indebtedness evidenced by the Securities and (b) Permitted Indebtedness.

Section 10.11. Existence of Liens. So long as this Security is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts, intellectual property and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

Section 10.12. Intellectual Property. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, to encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens.

Section 10.13. Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than this Security and the Other Securities), whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness, if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing; provided that notwithstanding the foregoing, no principal (or any portion thereof) of any Subordinated Indebtedness may be paid (whether upon maturity, redemption, acceleration or otherwise) so long as any Security is outstanding.

Section 10.14. Restriction on Redemption and Cash Dividends. So long as any Security is outstanding, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Required Holders, except for repurchases of capital stock pursuant to arrangements entered into in connection with grants of equity compensation under any Approved Stock Plan.

Section 10.15. Reservation of Authorized Shares.

(a) Reservation. The Company initially shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each Security equal to 120% of the Conversion Rate with respect to the Conversion Amount of each such Security as of the Issuance Date. So long as any Securities are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Securities, 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Outstanding Securities (without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Securities and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the Principal Amount of the Securities held by each holder on the Issuance Date or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer any of such holder's interests in any Securities, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation.

(b) Insufficient Authorized Shares. If at any time while any of the Securities remain Outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Securities at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Outstanding Securities. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall call a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

Section 10.16. Article VI of Initial Indenture. The provisions of this Article IX shall supercede and replace in their entirety the provisions of Article VI of the Initial Indenture.

ARTICLE XI

Optional Redemptions and Mandatory Redemptions Prior to Maturity

Section 11.01. No Optional Redemption by the Company. Except as provided in Section 11.04, the Securities are not redeemable at the option of the Company at any time prior to the Stated Maturity.

Section 11.02. Optional Redemption of Each Holder Upon Event of Default.

(a) General. Upon the occurrence of an Event of Default, the Company shall within one (1) Business Day deliver written notice in the form of an Officers' Certificate specified in Section 10.04 by facsimile (with confirmation of transmission) and by overnight courier (an "Event of Default Notice") to each of the Holders and to the Trustee. At any time after the earlier of (i) a Holder's receipt of an Event of Default Notice and (ii) with respect to a Holder, such Holder becoming aware of an Event of Default, such Holder may require the Company to redeem all or any portion of the Securities owned by such Holder by the Event of Default Redemption Notice. The Securities subject to redemption by the Company pursuant to this Section 11.02 shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed, and (y) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at the time of delivery of an Event of Default Redemption Notice and (B) the greater of (1) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default, (2) the Closing Sale Price of the Common Stock on the date immediately after such Event of Default and (3) the Closing Sale Price of the Common Stock on the date a Holder delivers the Event of Default Redemption Notice (the "Event of Default Redemption Price"). In no event shall the Event of Default Redemption Price be determined by the Trustee and in each such instance the Event of Default Redemption Price shall be determined by the Holder as set forth in Section 11.02(b), provided, that such determination shall be subject to dispute as provided in Section 14.12 hereof.

(b) Event of Default Redemption Notice. In order to exercise its rights under this Section 11.02 hereof, a Holder must deliver to the Paying Agent (with a copy to the Company):

(i) a written notice of redemption (a "Event of Default Redemption Notice"), substantially in the form of Exhibit C hereto:

(A) the certificate number (if such Security is held other than in global form) of the Securities which will be redeemed;

(B) the portion of the Conversion Amount of the Securities which will be redeemed, which portion must be in a Conversion Amount of $1,000 or integral multiples thereof;

(C) that such Security shall be redeemed as of the Event of Default Redemption Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

(D) the Event of Default Redemption Price.

(ii) the Securities (if such Securities are held other than in global form) for cancellation prior to, on or after the Event of Default Redemption Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Event of Default Redemption Price therefor; provided that such Event of Default Redemption Price shall be so paid pursuant to this Section 11.02 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Event of Default Redemption Notice.

Section 11.03. Optional Redemption of Each Holder Upon Change of Control.

(a) General. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile (with confirmation of transmission) and overnight courier to each of the Holders and the Trustee (a "Change of Control Notice"). At any time during the period beginning on the date of a Holder's receipt of a Change of Control Notice and ending twenty (20) Trading Days after the consummation of such Change of Control, such Holder may require the Company to redeem (a "Holder Change of Control Redemption") all or any portion of the Securities (which portion must be in a Principal Amount of $1,000 or integral multiples thereof) of its Securities at the Change of Control Redemption Price on the Change of Control Redemption Date by delivering written notice thereof ("Holder Change of Control Redemption Notice") to the Company, which Holder Change of Control Redemption Notice shall indicate the Conversion Amount such Holder is electing to redeem. The portion of the Securities subject to redemption pursuant to this Section 11.03 shall be redeemed by the Company in cash at a price equal to the Change of Control Redemption Price. Redemptions required by this Section 11.03 shall be made in accordance with the provisions of Section 11.13 hereof.

(b) Company Change of Control Notice. The Company shall prepare the Change of Control Notice which shall include a form of Holder Change of Control Redemption Notice to be completed by the Securityholder and shall state:

(i) the events causing a Change of Control and the date of such Change of Control;

(ii) the date of the last day of the Change of Control Redemption Period by which a Holder must deliver a Change of Control Redemption Notice to elect the redemption option pursuant to this Section 11.03;

(iii) that the Company shall deliver the applicable Change of Control Redemption Price concurrently with the consummation of the Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within five Business Days after the receipt of such notice otherwise (such date, the "Holder Change of Control Redemption Date");

(iv) the Change of Control Redemption Price;

(v) the Conversion Price applicable on the date of the Change of Control Notice;

(vi) that Securities may be converted in connection with a Change of Control and any Securities as to which a Change of Control Redemption Notice has been given may be converted pursuant to Article XIII hereof;

(vii) that the Change of Control Redemption Price for any Security as to which a Change of Control Redemption Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Redemption Date and the time of surrender of such Security as described in clause (iii) above;

(viii) the procedures the Holder must follow to exercise its rights under this Section 11.03;

(ix) the procedures for withdrawing a Holder Change of Control Redemption Notice;

(x) that, unless the Company defaults in making payment of such Change of Control Redemption Price, Securities covered by any Change of Control Redemption Notice will cease to be outstanding and Interest will cease to accrue on and after the Change of Control Redemption Date;

(xi) the CUSIP number of the Securities, if any; and

(xii) if there is a Company Change of Control Redemption, then the additional information described in Section 11.04 below.

(c) Holder Change of Control Redemption Notice. In order to exercise its rights under this Section 11.03 hereof, such Holder must deliver to the Paying Agent (with a copy to the Company):

(i) a Holder Change of Control Redemption Notice substantially in the form of Exhibit D hereto, at any time during the Change of Control Redemption Period:

(A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased;

(B) the portion of the Conversion Amount of the Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount of $1,000 or integral multiples thereof;

(C) that such Security shall be purchased as of the Change of Control Redemption Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

(ii) the Security (if such Security is held other than in global form) for cancellation prior to, on or after the Change of Control Redemption Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Change of Control Redemption Price therefor; provided that such Change of Control Redemption Price shall be so paid pursuant to this Section 11.03 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change of Control Redemption Notice.

(d) Provisions of this Indenture that apply to the redemption of all of a Security also apply to the redemption of such portion of such Security.

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Redemption Notice or written notice of withdrawal thereof.

Section 11.04. Optional Company Change of Control Redemption. Notwithstanding Section 8.01, in the event of a Change of Control, the Company shall have the right to redeem the Securities (a "Company Change of Control Redemption"), in whole and not in part, at a price equal to the Change of Control Redemption Price. The Company shall exercise its right pursuant to this Section 11.04 by delivery of a Change of Control Notice (the "Company Change of Control Redemption Notice") in writing to each of the Holders and the Trustee, which notice shall additionally state (i) that, following the consummation of the Change of Control, the Company shall redeem all of the outstanding Securities on the Company Change of Control Redemption Date, (ii) that the Company shall consummate the Company Change of Control Redemption on the twentieth (20th) day following the consummation of such Change of Control (the "Company Change of Control Redemption Date"), (iii) the aggregate outstanding Conversion Amount of the Securities subject to redemption from all the Holders of the Securities pursuant to this Section 11.04, and (iv) the Change of Control Redemption Price that is to be paid to each Holder on the Company Change of Control Redemption Date.

Section 11.05. Effect of Redemption Notice.

(a) The Holder of the Security in respect of which such Redemption Notice was given shall be paid the applicable Redemption Price by the Paying Agent in accordance with Sections 11.07 and 11.15, subject to receipt of funds by the Paying Agent.

(b) A Holder Change of Control Redemption Notice may be withdrawn only by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Change of Control Notice at any time prior to the close of business on the last day of the Change of Control Redemption Period specifying:

(i) the Conversion Amount of the Security with respect to which such notice of withdrawal is being submitted;

(ii) the certificate number (if such Security is held in other than global form) of the Security in respect of which such notice of withdrawal is being submitted; and

(iii) the Conversion Amount, if any, of such Security which remains subject to the original Change of Control Redemption Notice and which has been or will be delivered for purchase or redemption by the Company.

(c) There shall be no redemption of any Securities pursuant to Section 11.03 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change of Control Redemption Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Redemption Price with respect to such Securities). Unless waived by a Holder, the Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Change of Control Redemption Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Redemption Price with respect to such Securities) in which case, upon such return, the Change of Control Redemption Notice with respect thereto shall be deemed to have been withdrawn.

Section 11.06. Other Redemptions. Upon the receipt of notice by the Company from the Paying Agent or any Holder that a Holder has elected an Event of Default Redemption or a Holder Change of Control Redemption, the Company shall promptly, but no later than two (2) Business Days of its receipt thereof, forward to all other Holders by facsimile (with confirmation of transmission) a copy of such notice. Upon receipt of such notice or issuance of such press release, each other Holder shall have, in the event the Change of Control Redemption Period shall have expired, five (5) days from such notification or issuance to elect a Holder Change of Control Redemption. If the Company receives more than one Redemption Notice, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the first Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the first Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in all Redemption Notices during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each Holder of the Securities based on the aggregate Principal Amount of the Securities submitted for redemption pursuant to the Redemption Notices received by the Company during such seven (7) Business Day period.

Section 11.07. Procedure Upon Redemption. The Securities to be redeemed pursuant to Sections 11.02, 11.03 or 11.04 shall be paid for in cash. The Company shall deposit cash at the time and in the manner as provided in Section 11.12, sufficient to pay the aggregate Event of Default Redemption Price or Change of Control Redemption Price, as applicable, of all Securities to be purchased pursuant to this Section 11.07. Notwithstanding anything to the contrary in this Article XI, but subject to Section 13.04(a), until the Event of Default Redemption Price or Change of Control Redemption Price, as applicable, is paid in full, the Conversion Amount submitted for redemption under Sections 11.02, 11.03 or 11.04 may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 13.01.

Section 11.08. Securities Redeemed in Whole or in Part. Any Physical Security which is to be redeemed, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the

Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not redeemed.

Section 11.09. Covenant to Comply With Securities Laws Upon Redemption of Securities. In connection with any offer to redeem Securities under Sections 11.02, 11.03 or 11.04 provided that such offer or redemption constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or redemption), the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 11.02, 11.03 or 11.04 to be exercised in the time and in the manner specified in Sections 11.02, 11.03 or 11.04, as applicable.

Section 11.10. Repayment to the Company. The Trustee and the Paying Agent, upon Company Request, shall promptly return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Event of Default Redemption Price or the Change of Control Redemption Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.12 exceeds the aggregate Event of Default Redemption Price or Change of Control Redemption Price of the Securities or portions thereof which the Company is obligated to redeem as of the Redemption Date, then as soon as practicable following the Redemption Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

Section 11.11. Redemptions Deemed Voluntary Prepayments. To the extent redemptions required by Sections 11.02, 11.03 or 11.04 hereof are deemed or determined by a court of competent jurisdiction to be prepayments of the Securities by the Company, such redemptions shall be deemed to be voluntary prepayments. The Company agrees that in the event of the Company's redemption of any portion of the Securities under Sections 11.02, 11.03 or 11.04, such Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any premiums due under Sections 11.02, 11.03 or 11.04 are intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty.

Section 11.12. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities presented for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable upon Company Request, but without prejudice to Section 11.10, return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article XIII. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 11.13. Mechanics. The Company shall deliver the applicable Event of Default Redemption Price, with a copy to the Trustee, to the applicable Holder within five (5) Business Days after the Company's receipt of such Holder's applicable Event of Default Redemption Notice. If a Holder has submitted a Holder Change of Control Redemption Notice in accordance with Section 11.03, the Company shall deliver the applicable Change of Control Redemption Price to such Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise. With respect to any Company Change of Control Redemption, the Company shall deliver the applicable Change of Control Redemption Price to the Holders on the Company Change of Control Redemption Date. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of its Securities representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return any Security, or execute, and the Trustee shall authenticate and deliver to the Holder, a new Security to the applicable Holder representing such Conversion Amount and (z) the Conversion Price of the Securities or such new Securities shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. A Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

Section 11.14. Notices for Redemptions. All notices required to be made to any Holder, the Company or the Paying Agent pursuant to this Article XI shall be made by facsimile (with confirmation of transmission) and overnight courier, unless otherwise specifically provided therein.

ARTICLE XII

Interest Payments on the Securities

Section 12.01. Interest Rate. (a) Interest on the Outstanding Securities shall be payable quarterly in arrears on each Interest Date to Holders of record on the Record Date immediately preceding such Interest Date. Interest on the Outstanding Securities shall accrue at the Interest Rate. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Outstanding Securities shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from August 27, 2007, until the applicable Principal Amount is paid or duly made available for payment.

(b) Interest shall be payable on each Interest Date, to each Holder on the applicable Interest Date, in shares of Common Stock ("Interest Shares"), so long as (i) there has been no Equity Conditions Failure (unless the applicable Holder has waived such Equity Conditions Failure) and (ii) the calculation of the applicable Interest Conversion Price does not result in a price that is less than the amount resulting from the Conversion Floor Price minus $0.1375 ; provided, however, that the Company may, at its option, as indicated on the Interest Election Notice, pay Interest on any Interest Date in cash ("Cash Interest") or in a combination of Cash Interest and Interest Shares. The Company shall deliver a written notice (each, an "Interest Election Notice") to each Holder and the Trustee on or prior to the tenth (10th) Trading Day prior to the Interest Date (the date such notice is delivered to all of the Holders, the "Interest Notice Date") which notice (A) either (x) confirms that Interest to be paid on such Interest Date shall be paid entirely in Interest Shares or (y) elects to pay Interest as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares and (B) certifies that there has been no Equity Conditions Failure. If any portion of Interest for a particular Interest Date shall be paid in Interest Shares, then the Company shall pay to each Holder, in accordance with Section 12.01(c), a number of shares of Common Stock equal to (I) the amount of Interest payable on the applicable Interest Date in Interest Shares divided by (II) the applicable Interest Conversion Price. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares of Common Stock (rounded up to the nearest whole share). If the Equity Conditions are not satisfied as of the Interest Notice Date, then unless the Company has elected to pay such Interest in cash, the Interest Notice shall indicate that unless such Holder waives the Equity Conditions, the Interest shall be paid in cash. If the Equity Conditions were satisfied as of the Interest Notice Date but the Equity Conditions are no longer satisfied at any time prior to the Interest Date, the Company shall provide each Holder a subsequent notice to that effect indicating that unless such Holder waives the Equity Conditions, the Interest shall be paid in cash.

(c) When any Interest Shares are to be issued on an Interest Date, then the Company shall (i) (X) provided that the transfer agent is participating in the Fast Automated Securities Transfer Program of the Depository Trust Company ("DTC") and such action is not prohibited by applicable law or regulation or any applicable policy of DTC, credit such aggregate number of Interest Shares to which each Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the foregoing shall not apply, issue and deliver on the applicable Interest Date to the address set forth in the Security Register or to such address as specified by such Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, an unlegended certificate, registered in the name of such Holder or its designee, for the number of Interest Shares to which such Holder shall be entitled and (ii) with respect to each Interest Date, pay to such Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Interest. Notwithstanding the foregoing, the Company shall not be entitled to pay Interest in Interest Shares and shall be required to pay all such Interest in cash as Cash Interest on the applicable Interest Date if, unless payment in Interest Shares is consented to in writing by such Holder, there has been an Equity Conditions Failure. If an Event of Default or Equity Conditions Failure occurs during the Interest Measuring Period, then on the Interest Date, at each Holder's option, such Holder may require the Company to pay all or any specified portion of the Interest due on the applicable Interest Date as Cash Interest.

(d) Prior to the payment of Interest on an Interest Date, Interest on the Securities shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 13.01(b). From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to twelve percent (12.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(e) Cash Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Date shall be paid to the Holder of such Security on the Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of Cash Interest on any Security shall be made by check mailed to the address of the Holder specified in the Securities Register; provided, however, that, in respect of any Holder of Securities with an aggregate Principal Amount in excess of $2,000,000, at the request of such Holder in writing to the Company, interest on such Holder's Securities shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least ten days prior to the applicable Interest Date. In the case of a permanent Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, in respect of that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

ARTICLE XIII

Conversion

Section 13.01. Conversion Privilege of Holder. (a) Subject to the further provisions of Section 13.04, at any time or times after the Issuance Date, a Holder of an Outstanding Security may convert the Conversion Amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 13.01 shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i) "Conversion Amount" means the sum of (A) the portion of the Principal Amount to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal Amount, (C) accrued and unpaid Late Charges with respect to such Principal Amount and Interest, and (D) the applicable Present Value of Interest, in connection with (i) the Holder's exercise of its conversion right pursuant to Section 13.01, (ii) the Company's exercise of a Mandatory Conversion pursuant to Section 13.05, (iii) a Holder Change of Control Redemption pursuant to Section 11.03, or (iv) a Company Change of Control Redemption pursuant to Section 11.04, as applicable.

(ii) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, $1.27, subject to adjustment as provided herein.

(c) Securities Converted in Whole or in Part. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(d) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such portions of the Securities submitted for conversion, the Company, subject to Section 13.04, shall convert from each Holder electing to have Securities converted on such date a pro rata amount of such Holder's portion of its Securities submitted for conversion based on the principal amount of Securities submitted for conversion on such date by such Holder relative to the aggregate principal amount of all Securities submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of its Securities, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 14.12.

Section 13.02. Procedure for Optional Conversion. (a) To convert a Security (or any portion thereof) into shares of Common Stock on any date (the "Conversion Date"), a Holder must (i) transmit by facsimile (or otherwise deliver) to a Conversion Agent, and a Conversion Agent shall have received, on or prior to 5:00 p.m., New York City time, on such date, a copy of an executed Notice of Conversion in the form attached to the Securities as Exhibit E (the "Conversion Notice"), (ii) surrender the Securities to be converted to the Conversion Agent, as soon as practicable on or following such date (or an indemnification undertaking with respect to any such Securities in the case of its loss, theft or destruction), (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (iv) pay any transfer or similar tax, if required. Notwithstanding the foregoing, in the case this Security is a Global Security, a beneficial owner (as identified by the Agent Member) of an interest in such security must complete, or cause to be completed, during such time the Depositary is the Holder of this Security, the appropriate instruction form for conversion (such form, also for purposes of this Security, a "Conversion Notice") pursuant to the Depositary's book-entry conversion program, and deliver, or cause to be delivered, by book-entry delivery an interest in such Global Security, all in accordance with the rules and procedures of the Depositary.

(b) The Company will, as soon as practicable after the Conversion Date, but in no event later than two (2) Trading Days following the delivery of a Conversion Notice (the "Share Delivery Date") (x) provided the Company's transfer agent is participating in The DTC's Fast Automated Securities Transfer Program, cause its transfer agent to credit such aggregate number of shares of Common Stock to which each such Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (y) if such transfer agent is not participating in DTC's Fast Automated Securities Transfer Program, execute, and shall deliver, to the address as specified in the Conversion Notice, a certificate, registered in the name of the converting holder or its designee, for the number of shares of Common Stock to which such holder shall be entitled. The Person or Persons entitled to receive such Common Stock upon such conversion shall be treated for all purposes as the holder or holders of such Common Stock, as of the close of business on the applicable Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion in full of a Security, such Person shall no longer be a Holder of such Security.

(c) If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of Securities converted.

(d) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, as soon as practicable, a new Security equal in Principal Amount to the unconverted portion of the Security surrendered.

(e) If the last day on which Security may be converted is not a Business Day in a place where a Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding Business Day.

Section 13.03. Company's Failure to Timely Convert. If the Company shall fail to issue, or cause to be issued, and deliver to the Conversion Agent or to a Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled upon conversion of any Securities on or prior to the date which is three (3) Trading Days after the Conversion Date (a "Conversion Failure"), then and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company, then the

Company shall, within three Business Days after such Holder's request and in such Holder's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

Section 13.04. Conversion Limitations.

(a) Beneficial Ownership Limitation. The Company shall not effect any conversion of a Security, and no Holder shall have the right to convert any portion of such Security, to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the "Conversion Limitation"). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of a Security in respect of which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Security beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 13.04, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-K, 10-Q or Form 8-K, as the case may be (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Security, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder of Securities.

(b) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of the Securities, and the Holders shall not have the right to receive upon conversion of their Securities any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the

Securities and Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Initial Purchaser shall be issued in the aggregate, upon conversion or exercise, as applicable, of the Securities or Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Securities issued to such Initial Purchaser pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate principal amount of all Securities issued to all of the Initial Purchasers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Initial Purchaser, the "Exchange Cap Allocation"). In the event that any Initial Purchaser shall sell or otherwise transfer any of such Initial Purchaser's Securities, the transferee shall be allocated a pro rata portion of such Initial Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder shall convert all of such Holder's Securities into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Exchange Cap Allocation, then the difference between such Holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the aggregate principal amount of the Securities then held by each such Holder.

Section 13.05. Company's Right to Require Conversion; Notices to Trustee. (a) The Company may, at its option, automatically convert all or a portion of the Securities (a "Mandatory Conversion") from and after the twenty-four (24) month anniversary of the Issuance Date (the "Mandatory Conversion Eligibility Date") if: (i) the Closing Sale Price of the Common Stock equals or exceeds, for each of any twenty (20) out of thirty (30) consecutive Trading Days following the Mandatory Conversion Eligibility Date (the "Mandatory Conversion Measuring Period"), $2.2225 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events, including any occurring during such Mandatory Conversion Measuring Period) and (ii) there shall not have been any Equity Conditions Failure. The Company shall exercise its right of Mandatory Conversion by delivering, within not more than three (3) Trading Days following the end of any such Mandatory Conversion Measuring Period, a written notice thereof by facsimile and overnight courier to all, but not less than all, of the Holders and the Trustee (the "Mandatory Conversion Notice" and the Business Day immediately following the date the Company sends out a Mandatory Conversion Notice to all recipients, the "Mandatory Conversion Notice Date"). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall state (1) the Trading Day selected for the Mandatory Conversion in accordance herewith, which Trading Day shall be at least twenty (20) Trading Days but not more than sixty (60) Trading Days following the Mandatory Conversion Notice Date (the "Mandatory Conversion Date"), (2) the aggregate Conversion Amount of the Securities subject to mandatory conversion from all of the Holders pursuant hereto and (3) the number of shares of Common Stock to be issued to the Holder on the Mandatory Conversion Date. The Mandatory Conversion

Notice shall be irrevocable. Notwithstanding anything herein to the contrary, if at any time during the Mandatory Conversion Period, the Equity Conditions are no longer satisfied, the Company shall provide a notice to the Trustee and each Holder of such failure and, unless the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities waive such failure, the Company shall be required to withdraw the Mandatory Conversion Notice. No such withdrawal shall prejudice the right of the Company to issue a further Mandatory Conversion Notice following a further Mandatory Conversion Measuring Period.

(b) All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of such Holder's Securities required to be converted on the Mandatory Conversion Date. The mechanics of conversion set forth in Section 13.02 shall apply to any Mandatory Conversion as if the Company and the transfer agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion. Notwithstanding the foregoing, if the Company cannot effect a Mandatory Conversion, in whole or in part, of the Conversion Amount of the Securities (such portion, the "Unconverted Amount") as contemplated in any Mandatory Conversion Notice due to the Conversion Limitation, then, as of the applicable Mandatory Conversion Date, (w) Interest on such Unconverted Amount shall cease to accrue, (x) the Holders shall have no right to require an Event of Default Redemption with respect to such Unconverted Amount for Events of Default described in Sections 5.01(a)(iv), (v), (viii), and (x) and, with respect to Section 5.01(a)(ix), for any covenant breaches that do not affect the issuance of the Conversion Shares or the Warrant Shares, (y) the Holder shall not be entitled to receive the 20% or 40% premium, as applicable, in any Change of Control Redemption Price paid by the Company with respect to such Unconverted Amount as set forth in Section 8.02(b) hereof and (z) such Unconverted Amount shall be converted in accordance with Section 13.05(e) on the date such conversion is permitted under Section 13.02(g) hereof.

(c) Notwithstanding anything to the contrary herein, the Company shall not effect any Mandatory Conversion (or give any Mandatory Conversion Notice) to the extent that effecting such conversion or paying any Interest required in connection therewith would conflict with applicable law binding on the Company.

(d) During the period beginning on the Mandatory Conversion Date and ending on the date thirty (30) days thereafter, the Company shall not publicly offer to sell any Capital Stock (or securities convertible into, or exchangeable for, Capital Stock) of the Company (other than Common Stock issued pursuant to Approved Stock Plans existing prior to such Mandatory Conversion Date or pursuant to then outstanding options, warrants or rights), or publicly offer to sell or grant options, rights or warrants with respect to any Capital Stock or securities convertible into or exchangeable for Capital Stock (other than the grant of options pursuant to option plans existing prior to such Mandatory Conversion Date).

(e) If the Company elects a Mandatory Conversion of the Securities pursuant to Section 13.05 with respect to less than all of the Conversion Amounts of the Securities then Outstanding, then the Company shall require conversion of a Conversion Amount from each of the Holders equal to the product of (I) the aggregate Conversion Amount of Securities which the Company has elected to cause to be converted pursuant to Section 13.05(a), multiplied by (II) the fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Securities purchased by such Holder of Outstanding Securities and the denominator of which is the sum of the aggregate Original Principal Amount of the Securities purchased by all Holders holding Outstanding Securities (such fraction with respect to each Holder is referred to as such Holder's "Conversion Allocation Percentage," and such amount with respect to each Holder is referred to as its "Pro Rata Conversion Amount"); provided, however, that in the event that any Holder's Pro Rata Conversion Amount exceeds the outstanding Principal Amount of such Holder's Security, then such excess Pro Rata Conversion Amount shall be allocated amongst the remaining Holders in accordance with the foregoing formula. In the event that the initial Holder of any Securities shall sell or otherwise transfer any of such Holder's Securities, the transferee shall be allocated a pro rata portion of such Holder's Conversion Allocation Percentage and Pro Rata Conversion Amount.

Section 13.06. No Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable in respect of the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

Section 13.07. Taxes on Conversion. Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required, and the Holder shall instead be required, to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 13.08. Company to Provide Stock. (a) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

(b) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on any Eligible Market.

Section 13.09. Adjustment of Conversion Price Upon Issuance of Common Stock. (a) If and whenever on or after the Subscription Date through the eighteen (18) month anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 13.09(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the "New Securities Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price. If and whenever after the eighteen (18) month anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 13.09(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) in a Dilutive Issuance, then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Applicable Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 13.09(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 13.09(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 13.09(a)(ii), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 13.09(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 13.09(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) Conversion Floor Price. Until such time as the Company receives any stockholder approval that may be required under any applicable stockholder approval provisions in order to allow the Conversion Price to be less than the Conversion Floor Price (as defined below), including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated (the "Required Stockholder Approval"), no adjustment pursuant to Sections 11.13, 13.10(a), 13.10(b) or 13.16 shall cause the Conversion Price to be less than $1.2675, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the "Conversion Floor Price").

(b) In case the Company shall issue rights, options or warrants (other than pursuant to a stockholder rights plan) to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Sale Price per share of Common Stock on the Business Day immediately prior to the date of announcement of such issuance (treating the conversion or exercise price per share of the securities convertible into or exercisable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into or exercise of such security for Common Stock divided by (y) the number of shares of Common Stock initially underlying such security), the Conversion Price in effect shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price by a fraction of which:

(1) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion or exercise price of the securities so offered) would purchase at such Current Market Value of the Common Stock; and

(2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the securities so offered are convertible or exercisable).

Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective on the date following the date of announcement of such issuance. If at the end of the period during which such rights, options or warrants are exercisable and not all rights, options or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c) If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(d) If the Company takes an action which would permit an entity to acquire common stock in a dilutive issuance contemplated by the provisions of this Section 13.09 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) then the Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders, provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 13.09.

(e) If during the period beginning on and including the Subscription Date and ending on the date immediately preceding the Issuance Date, the Company entered into, or in accordance with Section 13.09(a) would have been deemed to have entered into (had any Security been Outstanding at such time), any Dilutive Issuance or if any of the events or actions contemplated by Section 13.09(c) shall have occurred, then solely for purposes of determining any adjustment under this Section 13.09 as a result of such Dilutive Issuance, deemed Dilutive Issuance, action or event, the Securities shall be deemed to have been Outstanding at the time of each such Dilutive Issuance, deemed Dilutive Issuance, action or event.

Section 13.10. Participation. Each Holder shall be entitled to such dividends paid and distributions made to the holders of Common Stock (including, without limitation, any distribution of shares of Capital Stock of the Company, evidences of indebtedness or other non assets or securities of any Person other than the Company) to the same extent as if such Holder had converted a Security into Common Stock (without regard to any limitations on conversion herein, in the Security or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

Section 13.11. No Adjustment. (a) No adjustment need be made for (i) issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or (ii) a change in the par value or a change to no par of the Common Stock.

(b) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash due.

Section 13.12. Notice of Conversion Price Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail, but in no event later than three (3) Business Days, to each Holder a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it, which computation shall have been made by the Company. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 13.13. Notice of Certain Transactions. In the event that:

(a) the Company takes any action which would require an adjustment in the Conversion Price;

(b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

(c) there is a dissolution or liquidation of the Company,

the Company shall mail to each Holder and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least twenty days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 13.13.

Section 13.14. Other Corporate Events. Without duplication of any other rights or adjustments under this Indenture, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holders will thereafter have the right to receive upon a conversion of their Securities, in lieu of the shares of Common Stock otherwise receivable upon such conversion, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscriptions rights) which the Holders would have been entitled to receive upon the happening of such Corporate Event had the Securities been converted immediately prior to such Corporate Event (without taking into account any restrictions or limitations on the convertibility of the Securities). The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Securities.

In the event the Company shall execute a supplemental indenture pursuant to this Section 13.14, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made in respect thereof and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 13.15. Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article XIII should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate in respect thereof which the Company is obligated to file with the Trustee pursuant to Section 13.12. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article XIII. Neither the Trustee nor the Conversion Agent shall be responsible for doing any calculations whatsoever under this Indenture, or for monitoring or determining the price of the Company's stock, any stock price thresholds, conversion rates or ratios, conversion amounts or installment amounts, all of which shall be determined or calculated by the Company, and, when applicable, provided to the Trustee or Conversion Agent in the form of an Officers' Certificate.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 13.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate in respect thereof which the Company is obligated to file with the Trustee pursuant to Section 13.12.

Section 13.16. Voluntary Decrease. The Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period if the Board of Directors determines that such decrease would be in the best interest of the Company or the Board of Directors deems it advisable to avoid or diminish income tax to holders of shares of Common Stock in connection with any stock or rights dividend or distribution or similar event, and the Company provides 15 days prior notice of any increase in the Conversion Price. In addition, the Company may at any time during the term of this Indenture reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors.

ARTICLE XIV

Miscellaneous

Section 14.01. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Indenture shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Indenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS INDENTURE.

Section 14.02. Counterparts. This First Supplemental Indenture may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 14.03. Effect of Headings and Table of Contents. The Article and Section headings in this First Supplemental Indenture and the Table of Contents of this First Supplemental Indenture are for convenience only and shall not form part of, or affect the interpretation or the construction of this First Supplemental Indenture. All Article and Section references are to Articles and Sections, respectively, of this First Supplemental Indenture unless otherwise expressly stated.

Section 14.04. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 14.05. Severability. In the event that any provision of this First Supplemental Indenture is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this First Supplemental Indenture.

Section 14.06. Benefits of Indenture. Nothing in this First Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 14.07. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Indenture and consummate the terms of this Indenture.

Section 14.08. No Strict Construction. The language used in this Indenture will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 14.09. Failure Or Indulgence Not Waiver. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 14.10. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Indenture shall be cumulative and in addition to all other remedies available under this Indenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Indenture. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holders and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 14.11. Payment Of Collection, Enforcement And Other Costs. If, subject to the terms of this Indenture, (a) any Security is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or any Holder otherwise takes action to collect amounts due under the Securities or to enforce the provisions of this Indenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Indenture, then the Company shall pay the actual costs incurred by the Holders for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, financial advisory fees and reasonable attorneys' fees and disbursements.

Section 14.12. Dispute Resolution for Certain Calculations. Notwithstanding anything in this Indenture to the contrary, in the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to each Holder. If any of the Holders and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to each of the Holders, then the Company shall, within one (1) Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Required Holders or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and each of the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

Section 14.13. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Indenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information, relating to the Company or its Subsidiaries, the Company shall indicate in writing to each of the Holders and the Trustee contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders and the Trustee shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

Section 14.14. Ratification of Initial Indenture. Except as hereby otherwise expressly provided, the Initial Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 14.15. Statements of Company. The Trustee is not responsible for the validity or the sufficiency of this First Supplemental Indenture, nor for the recitals contained herein, which are to be taken as statements of the Company.

[Signature Page to First Supplemental Indenture Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

NANOGEN, INC.

By:	/s/ Robert Saltmarsh
Name:	Robert Saltmarsh
Title:	Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President